No. 3154-0016-E002



                                   ENDORSEMENT
                                   -----------

Attached to and forming part of PROPERTY AND CASUALTY EXCESS OF LOSS REINSURANCE AGREEMENT NO. 3154-0016 between PENN-AMERICA INSURANCE COMPANY, PENN-STAR INSURANCE COMPANY, both of Hatboro, Pennsylvania, (hereinafter referred to as the "Company"), and AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with administrative offices in Princeton, New Jersey (hereinafter referred to as the "Reinsurer")

It is understood and agreed that effective 12:01 a.m., Eastern Standard Time, January 1, 2004, this Agreement is canceled in accordance with the provisions of
ARTICLE XVI, COMMENCEMENT AND TERMINATION. The Reinsurer shall not be bound on any risk on or after the aforementioned date. All risks bound under the terms of this Agreement which are in effect as of said date shall remain in force until cancellation or natural expiration thereof.

It is further understood and agreed that notwithstanding the cancellation of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business hereunder until all obligations and liabilities incurred by each party thereunder prior to said date shall be fully performed and discharged.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed in duplicate in Hatboro, Pennsylvania, this 28th day of June, 2004;

ACCEPTED:
PENN-AMERICA INSURANCE COMPANY
PENN-STAR INSURANCE COMPANY

/s/ Joseph F. Morris
--------------------

and in Princeton, New Jersey, this 21 day of June 2004.


                                              AMERICAN RE-INSURANCE COMPANY



                                              /s/
                                              ------------------------------
                                              Vice President


DATED:  June 15, 2004


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